AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION dated this 14th day of August 8, 2022, between CANNABIS SATIVA, INC., a Nevada corporation with offices at 450 Hillside, #A224, Mesquite, NV 89027 (hereinafter "CBDS"), and MJ HARVEST, INC., a Nevada corporation with offices at 9205 W. Russell Road, Suite 240, Las Vegas, NV 89148 (hereinafter "MJHI").

WHEREAS, CBDS is a corporation duly organized and existing under the laws of the State of Nevada, with authorized capital stock consisting of 45,000,000 shares of common stock having a par value of $.001 per share (hereinafter called “CBDS Common Stock”), of which 44,870,657 shares have been duly issued and are now outstanding and 5,000,000 shares of preferred stock  having a par value of $0.001 per share (hereinafter called “CBDS Preferred Stock”), of which 695,708 shares are currently issued or outstanding (the outstanding preferred shares will be converted prior to the merger effective date into 1,391,416 shares of common stock at which time there will be 46,262,073 common shares outstanding and no preferred shares outstanding); and

WHEREAS, MJHI is a corporation duly organized and existing under the laws of the State of Nevada, with authorized capital stock consisting of 100,000,000 shares of common stock having a par value of $0.0001 per share (hereinafter called “MJHI Common Stock”), of which 44,8870,657 shares have been duly issued and are now outstanding and 5,000,000 shares of preferred stock  having a par value of $0.0001 per share (hereinafter called “MJHI Preferred Stock”), of which no shares are currently issued or outstanding;

WHEREAS, the Boards of Directors of the parties hereto deem it advisable and to the advantage and welfare of CBDS and MJHI, and the respective shareholders of each that MJHI merge with and into CBDS pursuant to the provisions of the Nevada Revised Statutes (“NRS”).

IT IS THEREFORE AGREED that MJHI shall be, subject to the conditions enumerated herein, merged with and into CBDS (the “Merger”), and that the terms and conditions of the merger shall be as hereinafter set forth:

ARTICLE I

THE MERGER

1.01Surviving Corporation. At the effective date of the Merger, MJHI shall be merged with and into CBDS, which company shall be the surviving corporation (the “Surviving Corporation”). The Certificate of Incorporation of CBDS shall be the Certificate of Incorporation for the Surviving Corporation until amended, altered or repealed as authorized by law. The bylaws of CBDS shall be the bylaws of the Surviving Corporation until amended, altered, or repealed as authorized by law. The name of the Surviving Corporation shall continue to be Cannabis Sativa, Inc. ("NEW CBDS" herein) and the Certificate of Incorporation shall be amended accordingly as authorized by law.

1.02Terms, Conditions and Effect. The terms and conditions of the Merger and the mode of carrying it into effect are as follows:

a.The Merger shall become effective, and the term "Effective date of the Merger" shall mean, the time:

i.when all conditions precedent hereinafter enumerated have been complied with, and

ii.this Agreement or certificate of merger shall have been signed, acknowledged, filed, and recorded pursuant to the laws of the State of Nevada.

b.The corporate identity, existence, purposes, powers, franchises, rights, and immunities of CBDS shall continue as NEW CBDS unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises, rights and immunities of MJHI shall be merged with and into CBDS, and the resulting NEW CBDS shall be fully vested therewith. The separate corporate existence of MJHI, except insofar as the same may be continued by statute, shall cease upon the effective date of the Merger.

c.Upon the effective date of the Merger, all rights, privileges, powers, franchises and interests of MJHI, both of a public and private nature; all of its property, real, personal and mixed; all debts due on whatever account; and every other interest of MJHI shall be deemed transferred to and shall vest in NEW CBDS without further act or deed as effectively as they were theretofore vested in MJHI, and all claims, demands, property and every other interest shall be as effectually the property of NEW CBDS as they were of MJHI. The title to any real estate vested in MJHI shall not revert or be in any way impaired by reason of the Merger; all rights of creditors and all liens upon the property of MJHI shall be preserved unimpaired, and all debts, liabilities, restrictions and duties of MJHI shall attach to NEW CBDS and may be enforced against it to the same extent as if they had been incurred or contracted by it.

d.If at any time NEW CBDS shall consider or be advised that any further deeds, assignments, conveyances or other instruments  are necessary or advisable to vest, perfect or confer (of record or otherwise) in NEW CBDS, the title to any property or rights of MJHI acquired or to be acquired by reason of the Merger, MJHI and its officers and directors shall execute and deliver all such deeds, assignments conveyances or other instruments and do all things necessary to vest, perfect or confirm title to such property or rights in NEW CBDS and otherwise to carry out the terms of this Agreement. The officers and directors of MJHI and the officers and directors of NEW CBDS are fully authorized in the name of MJHI or otherwise to take any and all such action.

e.NEW CBDS consents to be sued and served with process in the State of Nevada or in such other jurisdiction as may be applicable in any proceeding for the enforcement of any obligation of MJHI, and NEW CBDS irrevocably appoints the Secretary of State of Nevada, or such other state as may be applicable insofar as the same may be required by such jurisdiction, as its agent to accept service of process in any such proceeding.

f.CBDS and MJHI will each furnish to the other such data and information relating to it as the other may reasonably request for the purpose of including such data and information in any proxy statement or registration statement which the other may use in connection with its meeting of shareholders to be held to consider and take action with respect to the approval and adoption of this Agreement.

g.CBDS and MJHI each agree to give the other and the authorized representatives of the other full access to all the premises and books and records of it and any subsidiaries, and to furnish such financial information and operating data with respect to the respective businesses, as the other shall from time-to-time reasonably request.

h.Dissenters’ Rights. Pursuant to the NRS Sections 92A.300 et seq., CBDS shareholders will have the opportunity to dissent from the action contemplated by this Agreement of Merger. Any shareholder electing to exercise such right of dissent must file with the corporation, prior to or at the meeting of the shareholders at which such proposed corporate action is submitted to vote, a written objection to the action. If the action is approved by the required vote, CBDS in accordance with NRS Sections 92A.430 and 440 will provide the shareholder written dissenter’s notice within 10 days. The shareholder may, within 30 days after the date shareholder received the dissenters notice, make a written demand on the corporation or the surviving corporation, in the case of a merger, for payment of a fair value of such shareholder’s shares. Any shareholder failing to make demand within the applicable 30-day period shall be bound by the terms of this Agreement for Merger. Any shareholder making demand for payment of the fair value shall thereafter be entitled only to payment and shall not be entitled to vote or to exercise any other rights of a shareholder. Fair value of the dissenter’s shares shall be determined: (i) Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and (iii) without discounting for lack of marketability or minority status in accordance with NRS Section 92A.320.

1.03Closing.

a.The Closing Date. The closing shall take place at the offices of at such location and at such time as the parties shall agree on the first business day following the adoption of this Agreement by the shareholders of MJHI and the shareholders of CBDS as contemplated by a Proxy and Shareholder Information Package to be provided to the Shareholders of CBDS in accordance with all applicable laws and regulations.

b.Documents to be Delivered by MJHI. At the closing MJHI will deliver to CBDS: (i) such instruments of transfer (including consents and approvals of third parties) as will be sufficient or requisite in the opinion of CBDS’s counsel to vest in NEW CBDS, its successors and assigns, the full legal and equitable title of MJHI to the properties to be transferred pursuant to this Agreement; (ii) an instrument appointing NEW CBDS as the true and lawful attorney-in-fact for MJHI to institute and prosecute (in its own name or in the name of MJHI, but for the benefit of NEW CBDS) any proceedings deemed by NEW CBDS to be necessary or appropriate to collect, assent or enforce its right, title and interest to the properties and assets to be transferred to NEW CBDS hereunder; (iii) the documents referred to in Article V hereof; (iv) such evidences as counsel for NEW CBDS may reasonably require as to MJHI’s compliance with provisions of NRS relating to the Merger as set forth herein; and (v) such other documents as may be required to be produced pursuant to this Agreement.

c.Certificates and Documents to be Delivered by CBDS. At closing CBDS will cause to be delivered to MJHI: (i) certificates representing the number of shares of NEW CBDS Common Stock into which the outstanding shares of MJHI Common Stock are to be converted Pursuant to Section 1.04 hereof; (ii) documents referred to in Article VII hereof; (iii) an instrument satisfactory to counsel for MJHI evidencing the assumption by NEW CBDS of the liabilities to be assumed by NEW CBDS pursuant to this Agreement; and (iv) such other documents as may be required to be produced pursuant to this Agreement.

1.04Conversion of Stock

a.At the effective date of the Merger, CBDS will have authorized capital stock consisting of 495,000,000 shares of common stock having a par value of $0.001 per share, of which 44,262,073 shares will be issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share, of which no shares will be issued and outstanding.

b.At the effective date of the Merger, MJHI will have authorized capital stock consisting of 100,000,000 shares of common stock having a par value of $0.0001 per share, of which 44,870,657 shares will be issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.0001 per share, of which no shares will be issued and outstanding.

c.At the effective date of the Merger:

i.Each share of MJHI Common Stock issued and outstanding immediately prior to the effective date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into two and seven tenths (2.7) fully paid and nonassessable shares of NEW CBDS Common Stock. Prior to the effective date of the Merger, MJHI shall not declare any stock dividend or split, combine, reclassify, or make any change in the outstanding shares of MJHI Common Stock, except as provided in this Agreement.

ii.Each holder of an outstanding certificate or certificates theretofore representing shares of MJHI Common Stock immediately before the effective date of the Merger shall, at or after the effective date of the Merger, receive a book entry certificate or certificates representing the number of full shares of NEW CBDS Common Stock into which the shares represented by such certificate or certificates so surrendered shall have been converted as aforesaid.

iii.Neither certificates nor script for fractional shares will be issued. Where application of the exchange ratio set forth in Paragraph 1.04 (c)(i), above, would result in issuance of a fractional share, the number of shares shall be rounded up to the next whole number.

1.05Directors and Officers. The directors of NEW CBDS after the effective date of the Merger, shall hold office until the next annual meeting of shareholders of NEW CBDS and until their successors are chosen and qualified will be as follows:

Names of Directors

Patrick Bilton

David Tobias

Brad E. Herr

Ralph Clinton Pyatt III

Randy Lanier

The principal officers of NEW CBDS, after the effective date of the Merger, who shall hold office until their successors are chosen and qualified will be as follows:

Officers:

Name	Title

Patrick Bilton	Chief Executive Officer
Ralph Clinton Pyatt III	Chief Operating Officer
Brad E. Herr	Chief Financial Officer

NEW CBDS may also have such other officers as the Board of Directors shall from time to time determine. The Chief Executive Officer and the Chief Operating Officer of NEW CBDS are authorized, from time-to-time to promote existing personnel or hire new personnel in such capacities as they deem appropriate and to designate titles for such personnel up to and including designations as vice-president without further input from the Board of Directors of NEW CBDS.

ARTICLE II

REPRESENTATION AND WARRANTIES OF MJHI

MJHI makes the following representations and warranties as of the date of this Agreement of Merger and as of the Effective date of the Merger:

2.01Organization and Qualification. MJHI has no subsidiaries, affiliated corporation or holdings, and owns no interest in any other enterprise (whether or not such enterprise is a corporation), except as described in the Supplemental Information About MJHI, “EXHIBIT A” which also correctly sets forth MJHI’s state of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. MJHI is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, and license its properties and assets and to conduct its business in the manner in which such business is now being conducted or contemplated. MJHI is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, or licensing of property or the conduct of the business makes such qualification necessary.

2.02Capitalization. The authorized capital stock of MJHI is as set forth on EXHIBIT A. Each outstanding share of MJHI is validly authorized and issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of Stockholders, and is owned of record and beneficially by the Stockholders of MJHI in each case free and clear of all liens, security interests, pledges, commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of MJHI or any security convertible into or exchangeable for capital stock of MJHI, except as described in EXHIBIT A.

2.03Financial Condition. MJHI has delivered to CBDS the audited balance sheet of MJHI as of May 31, 2021, and the audited statements of operations, stockholders’ equity, and cash flow of MJHI for the year ended May 31, 2021. In addition to the audited financial statements as of May 31, 2021, and for the year then ended, MJHI has provided to CBDS an unaudited interim balance sheet of MJHI (the “MJHI Last Balance Sheet”) as of February 28, 2022 (the “MJHI Last Balance Sheet Date”), and unaudited interim statements of operations, stockholders’ equity and cash flow for the three and nine months ending February 28, 2022. Each such balance sheet presents fairly the financial condition, assets, liabilities, and Stockholders’ equity of MJHI as of its date; each such statement of operations and stockholders’ equity present fairly the results of operations of MJHI for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.03 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of MJHI. In addition to the above-described financial information, MJHI will provide to CBDS such other financial information as may be required by the rules and regulations of the Securities and Exchange Commission. Since February 28, 2022:

a.There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, or liabilities of MJHI and MJHI has operated in the usual course of its business.

b.MJHI has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock, other than as set forth in EXHIBIT A.

c.The operations and business of MJHI have been conducted in all respects only in the ordinary course.

d.There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the services or products of MJHI which MJHI expects will not be profitable.

e.MJHI has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

f.MJHI has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that MJHI or its stockholders shall have paid or will pay all such taxes, liabilities, and expenses or which they are liable (including stock transfer taxes, liabilities and expenses resulting from this Agreement or the transactions contemplated hereby).

There is no fact known to MJHI which materially adversely affects or in the future (as far as MJHI can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, or liabilities of MJHI or of NEW CBDS provided that MJHI expresses no opinion as to political or economic matters of general applicability.

2.04Tax and Other Liabilities. MJHI has no liability of any nature, accrued or contingent, including without limitation: liabilities for federal, state, local or foreign taxes and liabilities to customers or suppliers, other than the following:

a.Liabilities for which full provision has been made on the MJHI Last Balance Sheet as of February 28, 2022 the MJHI Last Balance Sheet Date referred to in Section 2.03.

b.Other liabilities arising since the MJHI Last Balance Sheet Date and prior to the effective date of the Merger (as defined in Section 1.03) in the ordinary course of business (which shall not include liabilities to customers on account of defective merchandise or services) which are not inconsistent with the representations and warranties of MJHI and stockholders or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the MJHI Last Balance Sheet are or will be sufficient for all accrued and unpaid federal, state, local, and foreign taxes of MJHI, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the MJHI Last Balance Sheet Date, or now in effect, for the period ended on such date and for all fiscal years prior thereto. MJHI has filed all federal, state, local and foreign tax returns required to be filed by it; has delivered to CBDS true and correct copies thereof; has paid (or has established on the MJHI Last Balance Sheet, a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable, and has delivered to CBDS true and correct copies of any report as to adjustments received by MJHI from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

2.05Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to MJHI with respect to MJHI or any of its business, properties, or assets other than as set forth in EXHIBIT A. MJHI is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of MJHI is any union attempting to represent any employee of MJHI as collective bargaining agent, other than as set forth in EXHIBIT A. MJHI is not in violation of, or in default with respect to, any law, order, judgment, decree, or regulation; nor is MJHI required to take any action in order to avoid such violation or default other than as set forth in EXHIBIT A.

2.06Properties. MJHI has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in EXHIBIT A), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in EXHIBIT A).

a.All accounts and notes receivable reflected on the MJHI Last Balance Sheet, or arising since the MJHI Last Balance Sheet Date, have been collected or are and will be good and collectible at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off the part of the obligor, and can reasonably be anticipated to be paid within 90 days of the date incurred.

b.All inventories of raw materials and work in process of MJHI are usable, and all inventories of finished goods are good and marketable, on a normal basis in the existing product lines of MJHI. In no event do such inventories represent more than a three-month supply measured by the volume of sales or use for the quarter just ended as seasonally adjusted, or the period ended February 28, 2022. All inventories are merchantable and fit for the particular purpose for which it is intended.

c.EXHIBIT A contains a true and complete description of all real and other properties and assets owned, leased, or licensed by MJHI. All such real and other properties and assets owned by MJHI are reflected on the MJHI Last Balance Sheet (except for acquisition subsequent to the MJHI Last Balance Sheet Date and prior to the effective date of the Merger which are noted on EXHIBIT A or are approved in writing by CBDS). All real and other tangible properties and assets owned, leased, or licensed by MJHI are in good and usable condition (reasonable wear and tear which is not such as to adversely affect the operation of the business of MJHI excepted).

d.No real property owned, leased, or licensed by MJHI lies in an area which is or to the knowledge of MJHI is anticipated to become, zoned to prohibit, or subject to use or building code restrictions which would prohibit, the continued effective use of such real property in the business of MJHI as presently conducted or as it contemplates conducting.

e.The real and other properties and assets (including Intangibles) owned, leased, or licensed by MJHI constitute all such properties and assets which are necessary to the business of MJHI as presently conducted or as it contemplates conducting.

2.07Contracts and Other Instruments. EXHIBIT A accurately and completely sets forth a description of all material contracts under which MJHI is obligated at the date of this Agreement. MJHI has at or prior to the date of this Agreement furnished to CBDS (i) the certificate of incorporation and bylaws of MJHI and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, (ii) true and correct copies of all contracts, agreements and other instruments referred to in EXHIBIT A, (iii) true and correct copies of all leases and licenses referred to in EXHIBIT A, and (iv) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in EXHIBIT A. To the knowledge of MJHI or any other party to any such contract, agreement, instrument, lease, or license, MJHI is not now, nor does it expect in the future, to be in violation of or in default in complying with any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and valid and binding upon the parties thereto and enforceable by them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither MJHI nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. MJHI enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. MJHI is not a party to or bound by any contract, agreement, deed, lease, license, other instrument, arrangement, or understanding, or subject to any charter or other restriction, which has had or to the knowledge of MJHI may have a material adverse effect on the financial condition, results of operations, business, properties, assets, or liabilities of MJHI or NEW CBDS. MJHI has not, within the last five years, engaged in, is not now engaging in and does not intend to engage in any employment or compensation arrangements with any person other than as described in EXHIBIT A. The stock ledgers and stock transfer books and the minute book records of MJHI relating to all issuance and transfers of stock by MJHI and all proceedings of the Stockholders and the Board of Directors and committees thereof of MJHI since its incorporation made available to CBDS’s counsel are the original stock ledgers and stock transfer books and minute book records of MJHI or exact copies thereof. MJHI is not in violation of, or in default with respect to, any term of its certificate of incorporation or bylaws. MJHI is not a member of a customer or user organization or of a trade association.

2.08Employees. MJHI does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any type of Employee Benefit Plan [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")], or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as described in EXHIBIT A. MJHI, at or prior to the date of this Agreement, has furnished to CBDS true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in EXHIBIT A (or true and correct written summaries of such plans. obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. EXHIBIT A also contains a true and correct statement of the names, relationship with MJHI, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended May 31, 2022, of (i) each director, officer, or other employee of MJHI whose aggregate compensation for the fiscal year ended December 31, 2021, exceeded, or whose aggregate compensation presently exceeds the rate of $100,000 per annum; and (ii) all sales agents, dealers, or distributors of MJHI. Since the end of the last fiscal year MJHI has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors.

2.09Intellectual Property MJHI does not own, and is not licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing referred to herein as "Intangibles"), other than as described in EXHIBIT A, all of which are in good standing and uncontested. No stockholder, director, officer, or employee of MJHI, or any relative or affiliate of any stockholder, director, officer, or employee, nor any other corporation or enterprise in which stockholders, any such director, officer, or employee, or any such relative or affiliate had or now has a substantial interest, possesses any Intangible which relates to the business of MJHI. There is no right under any Intangible necessary to the business of MJHI as presently conducted or as it contemplates conducting, except such as are so designated in EXHIBIT A. MJHI has not infringed, is not infringing, and has not received notice of infringement with asserted Intangibles of others. To the knowledge of MJHI there is no infringement by others on Intangibles of MJHI. As far as MJHI can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, or liabilities of MJHI or of NEW CBDS.

2.10Questionable Payments. Neither MJHI, any director, officer, agent, employee, or other person associated with or acting on behalf of MJHI or any stockholders have, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of MJHI; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

2.11Authority to Sell. MJHI has full power and authority to execute, deliver, and perform this Agreement. Prior to the date of this Agreement, all corporate action of MJHI necessary for the execution, delivery, and performance of this Agreement by MJHI (including without limitation, action by stockholders) has been duly taken. This Agreement has been duly authorized and executed by MJHI, is the legal valid, and binding obligation of MJHI, and is enforceable as to it in accordance with its terms. No consent of, or declaration or filing with, any federal, state, municipal, or other governmental authority is required by MJHI for the execution, delivery, or performance of this Agreement by MJHI and no consent of any party to any contract, agreement, lease, license, other instruments, arrangement, or understanding to which MJHI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consent referred to in EXHIBIT A as having been obtained at or prior to the date of this Agreement, true and correct copies of which have been delivered to CBDS); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, lease, license, other instrument, arrangement or understanding, or violate, result in a breach of, or contravene any provision of the certificate of incorporation or bylaws of MJHI, or violate, conflict with, or result in a breach of any law, order, judgment, decree, or regulation binding on MJHI or to which any of this business, properties, or assets are subject. Upon the Closing, NEW CBDS will have good title to all the assets of MJHI, and subject to all liens, security interests, pledges, charges, and encumbrances thereon.

2.12Restricted Stock Letters. There shall have been obtained from each affiliate shareholder of MJHI a restricted stock letter, in a form satisfactory to CBDS’s counsel, indicating that each such shareholder is acquiring the shares of Common Stock of NEW CBDS to be issued hereunder for his or her own account (and not for the account of others) for investment and with no present intention of dividing his or her participation or otherwise making a distribution of the shares except as provided in the registration statement on SEC Form S-4 to be filed with the SEC pursuant to this Agreement. Said restricted stock letter shall also set forth the restrictions on transferability of the shares pursuant to Rule 145 promulgated under the Securities Act of 1933 (the “Act”) and shall contain said shareholder’s agreement to comply with said restrictions. See EXHIBIT C, "MJHI Affiliates Restricted Stock Letter."

2.13Non-Reliance Representation. MJHI makes no representations, express or implied, other than those expressly set forth in Article II of this Agreement. Furthermore, CBDS acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral, by MJHI or any person acting on their behalf, other than those expressly set forth in this Agreement, and that it will not have any right or remedy arising out of any representation, warranty or statement not set forth in this Agreement.

2.14Compliance with Federal Securities Law. To the best knowledge of MJHI, it has not violated any applicable provisions of state or federal securities laws, rules, and regulations, in the organization of MJHI or in the offer and sale of shares of stock of MJHI or with regard to the transactions contemplated by this Agreement, excluding the application of any law which is a United States Federal Law specifically relating to Cannabis (“Excluded Law”). All of the information to be furnished by MJHI pursuant to this Agreement for inclusion in a registration statement to be filed pursuant to the Act by CBDS will contain all information required by the Act and will not contain any statement which, at the time and in light of the circumstances in which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not false or misleading (except that no representation or warranty is made in this Section 2.13 to CBDS to the extent that the truth or accuracy of such representation or warranty may be affected by any information supplied or approved in writing by CBDS or any representative thereof for use in the registration statement or by the omission with respect to such information of any material fact necessary to make any such information not misleading).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CBDS

CBDS makes the following representations and warranties as of the date of this Agreement of Merger and as of the Effective date of the Merger:

3.01Organization and Qualification. CBDS has no subsidiaries, affiliated corporations, or holdings, and owns no interest in any other enterprise (whether or not such enterprise is a corporation), except as noted on EXHIBIT B, "Supplemental Information About CBDS”. EXHIBIT B correctly sets forth CBDS’s state of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting. CBDS is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, and license its properties and assets and to conduct its business in the manner in which such business is now being conducted or contemplated. CBDS is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, or licensing of property or the conduct of the business makes such qualification necessary.

3.02Capitalization. The authorized capital stock of CBDS is as set forth on EXHIBIT B. Each outstanding share of CBDS is validly authorized and issued, fully paid, and nonassessable, is not issued, owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the stockholders of CBDS, and in each case is free and clear of all liens, security interests, pledges, charges, encumbrances, stockholder’s agreements, and voting trust. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of CBDS or any security convertible into or exchangeable for capital stock of CBDS except as described in EXHIBIT B.

3.03Financial Condition. CBDS has delivered to MJHI the audited balance sheet of CBDS as of December 31, 2021, and the audited statements of operations, stockholders’ equity, and cash flows of CBDS for the year ended December 31, 2021. In addition to the audited financial statements as of December 31, 2021, and for the year then ended, CBDS has provided to MJHI an unaudited interim balance sheet of CBDS as of March 31, 2022, and unaudited interim statements of operations, stockholders’ equity, and cash flows for the three (3) months ending March 31, 2022. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders’ equity of CBDS as of its date; each such statement of operations and stockholders’ equity present fairly the results of operations of CBDS for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 3.03 have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are and will be correct and complete, and are and will be in accordance with the books and records of CBDS. In addition to the above-described financial information, CBDS will provide to MJHI such other financial information as may be required by the rules and regulations of the Securities and Exchange Commission. Since March 31, 2022:

a.There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, or liabilities of CBDS and CBDS has operated in the usual course of its business.

b.CBDS has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock, other than as set forth in EXHIBIT B.

c.The operations and business of CBDS have been conducted in all respects only in the ordinary course.

d.There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the services or products of CBDS which CBDS expects will not be profitable.

e.CBDS has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

f.CBDS has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that CBDS or its stockholders shall have paid or will pay all such taxes, liabilities, and expenses for which they are liable (including stock transfer taxes, liabilities and expenses resulting from this Agreement or the transactions contemplated hereby).

There is no fact known to CBDS which materially adversely affects or in the future (as far as CBDS can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, or liabilities of CBDS or of NEW CBDS provided that CBDS expresses no opinion as to political or economic matters of general applicability.

3.04Tax and Other Liabilities. CBDS has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes and liabilities to customers or suppliers, other than the following:

a.Liabilities for which full provision has been made on the balance sheet (the "CBDS Last Balance Sheet") as of March 31, 2022, (the "CBDS Last Balance Sheet Date") referred to in Section 3.03.

b.Other liabilities arising since the CBDS Last Balance Sheet Date and prior to the effective date of the Merger (as defined in Section 1.03) in the ordinary course of business (which shall not include liabilities to customers on account of defective merchandise or services) which are not inconsistent with the representations and warranties of CBDS and stockholders or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for taxes on the CBDS Last Balance Sheet, are sufficient for all accrued and unpaid federal, state, local, and foreign taxes of CBDS, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the CBDS Last Balance Sheet Date, or now in effect, for the period ended on such date and for all fiscal years prior thereto. CBDS has filed all federal, state, local and foreign tax returns required to be filed by it; has delivered to MJHI true and correct copies thereof; has paid (or has established on the CBDS Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable, and has delivered to MJHI true and correct copies of any report as to adjustments received by CBDS from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

3.05Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to CBDS) with respect to CBDS or any of its business, properties, or assets other than as set forth in EXHIBIT B. CBDS is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of CBDS is any union attempting to represent any employee of CBDS as collective bargaining agent, other than as set forth in EXHIBIT B. CBDS is not in violation of, or in default with respect to, any law, order, judgment, decree, or regulation; nor is CBDS required to take any action in order to avoid such violation or default other than as set forth in EXHIBIT B.

3.06Properties. CBDS has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except such real and other properties and assets as are held pursuant to leases or licenses described in EXHIBIT B), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in EXHIBIT B).

a.All accounts and notes receivable reflected on the CBDS Last Balance Sheet, or arising since the CBDS Last Balance Sheet Date, have been collected or are and will be good and collectible at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off the part of the obligor, and can reasonably be anticipated to be paid within 90 days of the date incurred.

b.All inventories of raw materials and work in process of CBDS are usable, and all inventories of finished goods are good and marketable, on a normal basis in the existing product lines of CBDS. In no event do such inventories represent more than a three-month supply measured by the volume of sales or use for the quarter just ended as seasonally adjusted. All inventories are merchantable and fit for the particular purpose for which they are intended.

c.EXHIBIT B contains a true and complete description of all real and other properties and assets owned, leased, or licensed by CBDS. All such real and other properties and assets owned by CBDS are reflected on the CBDS Last Balance Sheet (except for acquisition subsequent to the CBDS Last Balance Sheet Date and prior to the Closing which are noted on EXHIBIT B or are approved in writing by MJHI). All real and other tangible properties and assets owned, leased, or licensed by CBDS are in good and usable condition (reasonable wear and tear which is not such as to adversely affect the operation of the business of CBDS excepted).

d.No real property owned, leased, or licensed by CBDS lies in an area which is or to the knowledge of CBDS is anticipated to become, zoned to prohibit, or subject to use or building code restrictions which would prohibit, the continued effective use of such real property in the business of CBDS as presently conducted or as it contemplates conducting.

e.The real and other properties and assets (including Intangibles) owned, leased, or licensed by CBDS constitute all such properties and assets which are necessary to the business of CBDS as presently conducted or as it contemplates conducting.

3.07Contracts and Other Instruments. EXHIBIT B accurately and completely sets forth a description of all material contracts under which CBDS is obligated at the date of this Agreement. CBDS has at or prior to the date of this Agreement furnished to MJHI (i) the certificate of incorporation and bylaws of CBDS and all amendments thereto, as presently in effect, certified by the Secretary of the corporation, (ii) true and correct copies of all contracts, agreements and other instruments referred to in EXHIBIT B, (iii) true and correct copies of all leases and licenses referred to in EXHIBIT B, and (iv) true and correct written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in EXHIBIT B. To the knowledge of CBDS or any other party to any such contract, agreement, instrument, lease, or license, CBDS is not now, nor does it expect in the future, to be in violation of or in default in complying with any material provision thereof, and each such contract, agreement, instrument, lease, or license is in full force and valid and binding upon the parties thereto and enforceable by them in accordance with its terms. Each such supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither CBDS nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. CBDS enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. CBDS is not a party to or bound by any contract, agreement, deed, lease, license, other instrument, arrangement, or understanding, or subject to any charter or other restriction, which has had or to the knowledge of CBDS may have, a material adverse effect on the financial condition, results of operations, business, properties, assets, or liabilities of CBDS or NEW CBDS. CBDS has not, within the last five years, engaged in, is not now engaging in and does not intend to engage in any employment or compensation arrangements with any person other than as described in EXHIBIT B. The stock ledgers and stock transfer books and the minute book records of CBDS relating to all issuance and transfers of stock by CBDS and all proceedings of the stockholders and the Board of Directors and committees thereof of CBDS since its incorporation made available to MJHI’s counsel are the original stock ledgers and stock transfer books and minute book records of CBDS or exact copies thereof. CBDS is not in violation of, or in default with respect to, any term of its certificate of incorporation or bylaws. CBDS is not a member of a customer or user organization or of a trade association.

3.08Employees. CBDS does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any type of Employee Benefit Plan [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")], or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as described in EXHIBIT B. CBDS, at or prior to the date of this Agreement, has furnished to MJHI true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in EXHIBIT B (or true and correct written summaries of such plans. obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. EXHIBIT B also contains a true and correct statement of the names, relationship with CBDS, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2021, of (i) each director, officer, or other employee of CBDS whose aggregate compensation for the fiscal year ended December 31, 2021, exceeded, or whose aggregate compensation presently exceeds the rate of $100,000 per annum; and (ii) all sales agents, dealers, or distributors of CBDS. Since the end of the last fiscal year CBDS has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors.

3.09Intellectual Property. CBDS does not own, and is not licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing referred to herein as "Intangibles"), other than as described in EXHIBIT B, all of which are in good standing and uncontested. No stockholder, director, officer, or employee of CBDS, or any relative or affiliate of any stockholder, director, officer, or employee, nor any other corporation or enterprise in which stockholders, any such director, officer, or employee, or any such relative or affiliate had or now has a substantial interest, possesses any Intangible which relates to the business of CBDS. There is no right under any Intangible necessary to the business of CBDS as presently conducted or as it contemplates conducting, except such as are so designated in EXHIBIT B. CBDS has not infringed, is not infringing, and has not received notice of infringement with asserted Intangibles of others. To the knowledge of CBDS there is no infringement by others on Intangibles of CBDS. As far as CBDS can foresee, there is no Intangible of others which may materially adversely affect the financial condition, results of operations, business, properties, assets, or liabilities of CBDS or of NEW CBDS.

3.10Questionable Payments. Neither CBDS, any director, officer, agent, employee, nor other person associated with or acting on behalf of CBDS or any stockholders have, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of CBDS; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

3.11Authority to Sell. CBDS has full power and authority to execute, deliver, and perform this Agreement. Prior to the date of this Agreement, all corporate action of CBDS necessary for the execution, delivery, and performance of this Agreement by CBDS (including without limitation, action by stockholders) has been duly taken. This Agreement has been duly authorized and executed by CBDS, is the legal valid, and binding obligation of CBDS, and is enforceable as to it in accordance with its terms. No consent of, or declaration or filing with, any federal, state, municipal, or other governmental authority is required by CBDS for the execution, delivery, or performance of this Agreement by CBDS and no consent of any party to any contract, agreement, lease, license, other instruments, arrangement, or understanding to which CBDS is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consent referred to in EXHIBIT B as having been obtained at or prior to the date of this Agreement, true and correct copies of which have been delivered to MJHI); and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, lease, license, other instrument, arrangement or understanding, or violate, result in a breach of, or contravene any provision of the certificate of incorporation or bylaws of CBDS, or violate, conflict with, or result in a breach of any law, order, judgment, decree, or regulation binding on CBDS or to which any of this business, properties, or assets are subject.

3.12Non-Reliance Representation. MJHI makes no representations, express or implied, other than those expressly set forth in Article II of this Agreement. Furthermore, CBDS acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral, by MJHI or any person acting on their behalf, other than those expressly set forth in this Agreement, and that it will not have any right or remedy arising out of any representation, warranty or statement not set forth in this Agreement.

3.13Compliance with Federal Securities Law. To the best knowledge of CBDS, it has not violated any applicable provisions of state or federal securities laws, rules and regulations, in the organization of CBDS or in the offer and sale of shares of stock of CBDS or with regard to the transactions contemplated by this Agreement excluding the application of any Excluded Law. All of the information to be furnished by CBDS pursuant to this Agreement for inclusion in a registration statement to be filed pursuant to the Act by CBDS will contain all information required by the Act and will not contain any statement which, at the time and in light of the circumstances in which it was made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not false or misleading (except that no representation or warranty is made in this Section 3.13 to MJHI to the extent that the truth or accuracy of such representation or warranty may be affected by any information supplied or approved in writing by MJHI or any representative thereof for use in the Registration Statement or by the omission with respect to such information of any material fact necessary to make any such information not misleading).

ARTICLE IV

COVENANTS AND AGREEMENTS OF MJHI

MJHI covenants and agrees that between the date of this Agreement and the effective date of the Merger, except with the consent in writing of CBDS (which shall not be unreasonably withhold), and except as may be required to affect the transactions contemplated hereby:

4.01Certificate of Incorporation and Bylaws. MJHI will not changes its Certificate of Incorporation or bylaws.

4.02Capitalization. MJHI will not make any change in its authorized, issued or outstanding capital stock; grant any stock option or security or right to purchase shares of its capital stock; issue any security convertible to shares of its capital stock; purchase, redeem, retire or otherwise acquire any shares of its capital stock, or agree to do any of the foregoing; or declare, set aside, or pay any dividend or other distribution in respect of its capital stock.

4.03Shareholder’s Meeting. MJHI will submit this Agreement of Merger and to its annual meeting or to a special meeting of its shareholders with a recommendation of its board of directors, with respect to each item submitted, for favorable action by the shareholders and will use its best efforts to obtain the requisite shareholder approval.

4.04Business in the Ordinary Course. MJHI will conduct its business in the ordinary course and will (a) use its best efforts to preserve its business organization intact, to keep available to MJHI the services of its present officers and employees and to preserve the goodwill of its suppliers, customers and others having business relations with it;  (b) maintain its properties in customary repair, working order and condition, reasonable wear and tear by casualty excepted;  (c) enter into no sale, lease, contract, commitment or other transaction except in the course of ordinary business; provided, however, that nothing in this section shall prohibit compliance by MJHI with, or MJHI’s borrowing or repayment of funds pursuant to any agreements or other commitments disclosed by MJHI to CBDS on EXHIBIT A hereunder.

4.05Banking Arrangements:  Powers of Attorney. MJHI will not make any change in its banking and safe deposit arrangements and will not grant any powers of attorney, other than as required for the effectuation of this Agreement, or to reflect changes in personnel or the establishment of new locations.

4.06Accounting Practices. Except as required by generally accepted accounting principles, MJHI will not make any change in its accounting methods or practices.

4.07Employment Compensation. MJHI will not institute, agree to, or amend any employment contract in excess of $100,000 per year, or any bonus, profit-sharing, pension, retirement, incentive or similar arrangement, except to grant normal individual increases in compensation in accordance with established agreements or procedures.

4.08Merger, etc. MJHI will not sell or lease all or substantially all of its assets and business; acquire all or substantially of the stock or the business or the assets of any other person, corporation or business organization; or agree to do any of the foregoing.

4.09Obligations of MJHI After Effective date of the Merger. MJHI covenants and agrees that (a) from and after the effective date of the Merger, MJHI will not engage in any business and will promptly liquidate and dissolve; (b) MJHI will make available for inspection and copying all books and records of its operations preceding the effective date of the Merger at its offices at 9205 W Russell Road, Suite 240, Las Vegas, NV 89148, during normal business hours. If this Agreement is terminated, CBDS agrees that all information of any nature received by it and its representatives with respect to MJHI will be held in confidence and will not be used or communicated to others by CBDS or its representatives.

ARTICLE V

CONDITIONS PRECEDENT TO CBDS’S OBLIGATIONS

The obligations of CBDS under this Agreement are subject to the fulfillment, before or on the effective date of the Merger, of each of the following conditions, unless waived in writing by CBDS:

5.01MJHI’s Representations and Warranties. The representations and warranties of MJHI set forth in Article II hereof shall be true and correct as of the date hereof and shall be made again at and as of the effective date of the Merger and shall then (except as affected by transactions contemplated hereby) be true and correct; and CBDS shall have received a certificate dated the effective date of the Merger signed on behalf of MJHI by its president certifying to the fulfillment of this condition.

5.02MJHI’s Covenants. MJHI shall have performed all covenants required by this Agreement to be performed by it on or before the effective date of the Merger; and CBDS shall have received a certificate dated the effective date of the Merger signed on behalf of MJHI by its president certifying to the fulfillment of these conditions.

5.03Opinion of MJHI’s Counsel. MJHI shall have delivered to CBDS the opinion of its counsel, dated on the effective date of the Merger, in form and substance satisfactory to counsel for CBDS, to the effect that:

a.MJHI’s Corporate Standing. MJHI is a Nevada corporation organized and validly existing, with power to conduct its business as conducted on the effective date of the Merger.

b.MJHI’s Corporate Authority. (i) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all requisite action of MJHI’s board of directors and shareholders, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of MJHI in accordance with its terms; and (ii) the execution of this Agreement has not violated, and performance hereof will not violate, the provisions of MJHI’s Certificate of Incorporation, bylaws, any note known to counsel of which MJHI is the maker, or any indenture, agreement or other instrument known to counsel to which MJHI is a party, except as permitted by consents specified in the opinion that are to the best of counsel’s knowledge in full force and effect.

c.Registration Statement. The registration statement of NEW CBDS prepared and filed by CBDS in connection with the registration of the shares to be issued in the transactions contemplated by this Agreement appears on its face to be appropriately responsive to the Act and the applicable rules and regulations of the Securities and Exchange Commission as regards such information about or related to MJHI or supplied by MJHI. Counsel shall state the extent to which they have participated in the preparation of the registration statement and that they are not aware of any facts which would lead them to believe that MJHI has failed to comply with said rules and regulations by reason of the inclusion in the registration statement of any untrue statement or material fact or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (except counsel for MJHI need express no opinion with respect to (i) the financial statements included in the Prospectus or (ii) information with respect to CBDS supplied or approved in writing by CBDS or any representative thereof for use in the registration statement).

5.04Registration Statement Information. None of the information with respect to MJHI which shall have been furnished by or on behalf of MJHI for inclusion in the registration statement to be sent to the shareholders of MJHI and CBDS shall be false or misleading in any material respect or shall fail to state any fact necessary to make the statements therein not false or misleading in any material respect.

5.05Effectiveness of Registration Statement. The registration statement filed by CBDS shall have become effective and the shares of NEW CBDS’s Common Stock to be issued and delivered to the shareholders of MJHI, respectively, shall be registered under the Act and under applicable state blue sky and securities laws.

ARTICLE VI

COVENANTS AND AGREEMENTS OF CBDS

CBDS covenants and agrees that between the date hereof and the effective date of the Merger:

6.01Certificate of Incorporation and Bylaws. CBDS will not change its Certificate of Incorporation or bylaws, except as otherwise provided herein.

6.02Capitalization. CBDS will not make any change in its authorized, issued or outstanding capital stock; grant any stock option or right to purchase shares of its capital stock; issue any security convertible into shares of its capital stock; purchase, redeem, retire or otherwise acquire any shares of its capital stock; or agree to do any of the foregoing; or declare, set aside, or pay any dividend or other distribution in respect of its capital stock, except as otherwise provided herein.

6.03Shareholders’ Meeting. CBDS will submit this Agreement of Merger and to its annual meeting or to a special meeting of its shareholders with a recommendation of its board of directors, with respect to each item submitted, for favorable action by its shareholders and will use its best efforts to obtain the requisite shareholder approval.

6.04Business in the Ordinary Course. CBDS will conduct its business in the ordinary course and will (a) use its best efforts to preserve its business organization intact, to keep available to CBDS the services of its present officers and employees, and to preserve the goodwill of suppliers, customers and others having business relations with it; (b) maintain its properties in customary repair, working order and condition, reasonable wear and tear by casualty excepted; and (c) enter into no sale, lease, contract or commitment or other transaction except in the course of ordinary business.

6.05Employment Compensation. CBDS will not institute, agree to or amend any employment contract in excess of $100,000 per year, or any bonus, stock option, profit-sharing, pension, retirement, incentive or similar arrangement, except to grant normal individual increases in compensation in accordance with established agreements or procedures.

6.06Banking Arrangements and Powers of Attorney. CBDS will not make any change in its banking and safe deposit arrangements and will not grant any powers of attorney, other than as required for the effectuation of this Agreement, or to reflect changes in personnel.

6.07Accounting Practices. Except as required by generally accepted accounting principles, CBDS will not make any changes in its accounting methods or practices.

6.08Merger, etc. CBDS will not merge or consolidate with any other corporation; sell or lease all or substantially all of its assets and business; acquire all or substantially all the stock, business or assets of any other person, corporation or business organization; or agree to do any of the foregoing, except as provided herein.

6.09Preparation and Filing of Registration Statement. CBDS shall cause a registration statement on Form S-4 to be prepared and filed with the Securities and Exchange Commission and with the securities or "blue sky" commissions of each state in which filing is necessary for the purpose of registering the shares of common stock to be issued pursuant to Section 1.04 hereof, and will use its best efforts to cause the registration statement to become effective.

6.10Listing of Common Stock. NEW CBDS common stock will be traded in the OTCQB Market after the effective date of the Merger.

ARTICLE VII

CONDITIONS PRECEDENT TO MJHI’S OBLIGATIONS

The obligations of MJHI under this Agreement are subject to the fulfillment before or on the effective date of the Merger of each of the following conditions, unless waived in writing by MJHI:

7.01CBDS’s Representations and Warranties. The representations and warranties of CBDS set forth in Article III hereof shall be true and correct as of the date hereof and shall be deemed to be made again at and as of the effective date of the Merger and shall then (except as affected by transactions contemplated hereby) be true and correct; and MJHI shall have received a certificate dated the effective date of the Merger signed on behalf of CBDS by its president certifying to the fulfillment of this condition.

7.02CBDS’s Covenants. CBDS shall have performed all covenants required by this Agreement to be performed by it on or before the effective date of the Merger; and MJHI shall have received a certificate dated the effective date of the Merger signed on behalf of CBDS by its president certifying to the fulfillment of these conditions.

7.03Opinion of Counsel for CBDS. CBDS shall have delivered to MJHI the opinion of CBDS’s counsel, dated on the effective date of the Merger, addressed and satisfactory to MJHI, to the effect that:

a.CBDS’s Corporate Standing. CBDS is a Nevada corporation organized and validly existing, with power to conduct its business as conducted on the effective date of the Merger.

b.CBDS’s Corporate Authority. (i) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all requisite action of CBDS’s board of directors and shareholders, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of CBDS in accordance with its terms; and (ii) the execution of this Agreement has not violated, and performance hereof will not violate, the provisions of CBDS’s Certificate of Incorporation, bylaws, any note known to counsel of which CBDS is the maker, or any indenture, agreement or other instrument known to counsel to which CBDS is a party, except as permitted by consents specified in the opinion that are to the best of counsel’s knowledge in full force and effect.

c.Registration Statement. The registration statement of NEW CBDS prepared and filed by CBDS in connection with the registration of the shares to be issued in the transactions contemplated by this Agreement appears on its face to be appropriately responsive to the Act and the applicable rules and regulations of the Securities and Exchange Commission as regards such information about or related to CBDS or supplied by CBDS. Counsel shall state the extent to which they have participated in the preparation of the registration statement and that they are not aware of any facts which would lead them to believe that CBDS has failed to comply with said rules and regulations by reason of the inclusion in the registration statement of any untrue statement or material fact or the omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (except counsel for CBDS need express no opinion with respect to (i) the financial statements included in the Prospectus or (ii) information with respect to MJHI supplied or approved in writing by MJHI or any representative thereof for use in the registration statement).

7.04Registration Statement Information. None of the information with respect to CBDS which shall have been furnished by or on behalf of CBDS for inclusion in the registration statement to be sent to the shareholders of MJHI and CBDS shall be false or misleading in any material respect or shall fail to state any fact necessary to make the statements therein not false or misleading in any material respect.

7.05Effectiveness of Registration Statement. The registration statement filed by CBDS shall have become effective and the shares of NEW CBDS’s Common Stock to be issued and delivered to the MJHI’s and CBDS’s shareholders, respectively, shall be registered under the Act and under applicable state blue sky and securities laws.

ARTICLE VIII

MISCELLANEOUS

8.01Brokerage Fees. In the event any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, or alleged performance of services as broker or finder, except that person or persons set forth in EXHIBIT D and for the amount as so set forth, in connection with or as a result of any of the transactions contemplated by this Agreement, NEW CBDS shall (subject to the next sentence) indemnify and hold harmless CBDS, MJHI and their respective directors, officers, controlling persons (if any), employees, agents, and stockholders, in each case past, resent, or as they may exist at any time after the date of this Agreement ("Indemnitees"), against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, expenses of attorneys chosen by any Indemnitee) as and when incurred resulting from such claim by such person, and NEW CBDS shall at its sole expense defend any and all suits, actions, proceedings (formal or informal), or investigations involving such claim that may at any time be brought against any Indemnitee and promptly satisfy any settlement or judgment arising therefrom; but if NEW CBDS fails to defend such suit, action, proceeding, or investigation in a timely manner, CBDS, MJHI, or any Indemnitee made a defendant therein or a party thereto shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto as it or they may reasonably deem appropriate at the cost and expense of NEW CBDS. If, however, it is ultimately determined in any such suit, action, proceeding, or investigation (in which CBDS, MJHI, and all Indemnitees made a defendant therein or a party thereto were afforded the opportunity to have their counsel participate in the defense) that CBDS, MJHI, or any Indemnitee made a defendant therein or a party thereto was the sole employer of such broker or finder or services were performed solely for CBDS or any Indemnitee made a defendant therein or a party thereto, then NEW CBDS shall not be responsible under this Section 8.01 and amounts theretofore paid by it by reason of this Section 8.01 shall be reimbursed by CBDS, MJHI, or by any Indemnitee who was the sole employer.

With respect to any allowed Finder’s Fee, as set forth in EXHIBIT D, said Finder’s Fee shall be paid by CBDS.

8.02Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

8.03Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

8.04Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of shares by NEW CBDS, irrespective of any investigation made by or on behalf of any party. The statements contained in any certificate or other instrument delivered by or on behalf of CBDS or MJHI pursuant hereto, or thereto or in connection with the transactions contemplated hereby, or thereby, shall be deemed representations and warranties or covenants and agreements, as the case may be, of the parties hereunder.

8.05Entire Agreement; Modification. This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 8.04), supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party (with the approval of the board of directors of each corporate party).

8.06Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United Sates), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.06) with a copy of each of the other parties hereto. Any notice given to any corporate party shall be addressed to the attention of the Corporate Secretary. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 8.06. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party’s address which will be deemed given at the time of receipt thereof.

8.07Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the board of directors or by an officer of the waiving party.

8.08Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of MJHI, CBDS and their respective successors and assigns; provided, however, that any assignment by the other party of its rights under this Agreement without the written consent of the other party shall be void.

8.09No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.08).

8.10Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

8.11Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

8.12Counterparts; Governing Law; Venue. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of Nevada, without given effect to conflict of laws. Venue for any legal proceeding that may arise from this Agreement will be solely and exclusively in any State or Federal Court in Clark County, State of Nevada.

8.13Termination. This Agreement may be terminated and abandoned in accordance with the following provisions:

a.by mutual written consent of CBDS and MJHI;

b.upon prompt written notice by (a) MJHI to CBDS or (b) CBDS to MJHI, if such notifying party has decided, prior to the expiration of the term of this Letter of Intent, not to pursue the transaction contemplated hereby on substantially the same terms as those set forth in this Agreement;

c.in the event of termination by either party pursuant to Paragraph 8.13(b), the party terminating the Agreement shall pay the non-terminating party $50,000 for walking away from the transaction.

d.by MJHI, without any penalty to CBDS, in the event that MJHI’s due diligence (a) uncovers facts concerning CBDS’s business or financial condition that are different than those represented to MJHI by CBDS prior to the execution of this Agreement or (b) discloses any material concerns to CBDS regarding MJHI;

e.by MJHI, without any penalty to CBDS, in the event that MJHI’s board of directors does not approve the execution of this Agreement, and/or the transactions contemplated hereby;

8.14Payment of Costs and Expenses. All expenses incurred in connection with any registration or qualification pursuant to this Agreement, including without limitation, all SEC registration and filing fees, blue sky filing fees, printing expenses, fees and disbursements of legal counsel for CBDS, fees and disbursements of experts used in connection with such registration by CBDS, and expenses of any special audits of CBDS incidental to or required by such registration, and including also, without limitation, expenses incidental to any post-effective amendment to any registration statement, shall be borne by CBDS. MJHI shall bear all costs related to fees and disbursements of legal counsel for MJHI, fees and disbursements of experts used in connection with the Merger by MJHI, and expenses of special audits incidental to or required by any registration pursuant to this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CANNABIS SATIVA, INC.

By:	/s/ David Tobias	8/8/22
	David Tobias, Chief Executive Officer	Date

MJ HARVEST, INC

By:	/s/ Patrick Bilton	8/8/22
	Patrick Bilton, Chief Executive Officer	Date